UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report  (Date of earliest event reported):  October 14, 2015

Sanchez Production Partners LP

(Exact name of registrant as specified in its charter)

Delaware	001-33147	11-3742489
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Main Street, Suite 3000 Houston, TX	77002
(Address of principal executive offices)	(Zip-Code)

Registrant’s telephone number, including area code: (713) 783-8000

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◻	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01Entry into a Material Definitive Agreement.

Gas Gathering and Processing Agreement

On October 14, 2015, in connection with consummating the acquisition pursuant to the Purchase Agreement described below in Item 2.01, Catarina Midstream, LLC, a wholly-owned subsidiary of Sanchez Production Partners LP (the “Partnership”), entered into that certain Firm Gathering and Processing Agreement (the “Gathering Agreement”) with SN Catarina, LLC (the “Seller”), a wholly-owned subsidiary of Sanchez Energy Corporation (“Sanchez Energy”).  Pursuant to the 15-year Gathering Agreement, the Seller has agreed to tender all of its crude petroleum, natural gas and other hydrocarbon-based product volumes on approximately 35,000 dedicated acres in the Western Catarina area of the Eagle Ford Shale in Texas for processing and transportation through the gathering system, with the potential to tender additional volumes outside of the dedicated acreage.  During the first five years of the term, the Seller be required to meet a minimum quarterly volume delivery commitment of 10,200 barrels per day of crude oil and condensate and 142,000 Mcf per day of natural gas, subject to certain adjustments.  The Seller will be required to pay gathering and processing fees of $0.96 per barrel for crude oil and condensate and $0.74 per Mcf for natural gas that are tendered through the gathering system, in each case, subject to an annual escalation for a positive increase in the consumer price index.

The foregoing description of the Gathering Agreement is qualified in its entirety by reference to the full text of the Gathering Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Amended Credit Agreement

A description of the Amended Credit Agreement is included in Item 2.03 below and incorporated herein by reference.

Board Representation and Standstill Agreement

On October 14, 2015, the Partnership and Sanchez Production Partners GP LLC, the general partner of the Partnership (the “General Partner”), entered into a Board Representation and Standstill Agreement (the “Board Representation and Standstill Agreement”) with the Purchaser (as defined below).  Pursuant to the Board Representation and Standstill Agreement, the Partnership and the General Partner have agreed to permit the Purchaser to designate two persons to serve on the Board of Directors of the General Partner (the “Board”), and the Partnership and the General Partner are required take all actions necessary or advisable to effect such designations.  The right to designate one Board member will immediately terminate on such date as the Purchaser no longer owns at least 25% of the outstanding Class B Preferred Units issued to the Purchaser (described below in Item 3.02); and the right to designate the second Board member will immediately terminate on such date as no Class B Preferred Units are outstanding.  The Purchaser also has the right to appoint the three independent members to the Board if all of the Class B Preferred Units have not been redeemed by December 31, 2021, with such right continuing until all Class B Preferred Units have been redeemed.

In addition, the Board Representation and Standstill Agreement provides that until the earlier of March 31, 2019 or the existing holders of the General Partner cease to own more than 50% thereof or otherwise control the General Partner, the Purchaser will not, among other things:  (i) acquire any additional equity or debt securities of the Partnership; (ii) enter into any transaction the effect of which would be to “short” any securities of the Partnership; (iii) call (or participate in a group calling) a meeting of the limited partners of the Partnership for the purpose of removing the General Partner; (iv) solicit any proxies or votes for or in support of (a) the removal of the General Partner or (b) the election of any successor general partner of the Partnership, in each case without the Partnership’s consent; or (v) control or influence the management, Board or policies of the Partnership, except through the designated directors to the Board.

The foregoing description of the Board Representation and Standstill Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Board Representation and Standstill Agreement, a copy of which is filed as Exhibit 10.2 hereto and is incorporated herein by reference.

Class B Preferred Unit Registration Rights Agreement

On October 14, 2015, the Partnership entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Purchaser relating to the registered resale of common units representing limited partner interests of the Partnership (“Common Units”) issuable upon conversion of the Class B Preferred Units.  Pursuant to the Registration Rights Agreement, with respect to Common Units issuable upon conversion of the Class B Preferred Units, the Partnership has agreed, subject to certain exceptions, to prepare and file a registration statement (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”) upon request of the holders of Class B Preferred Units and to cause the Registration Statement to be declared effective no later than 210 days after such request is made (the “Target Effective Date”).

If the Registration Statement is not declared effective prior to the Target Effective Date, the Partnership will pay liquidated damages to each holder at the rate of 0.25% of the Liquidated Damages Multiplier (as defined in the Registration Rights Agreement) per 30-day period, that shall accrue daily, for the first 60 days following the Target Effective Date, increasing by an additional 0.25%

of the Liquidated Damages Multiplier per 30-day period, that shall accrue daily, for each subsequent 60 days (i.e., 0.5% for 61-120 days, 0.75% for 121-180 days and 1.0% thereafter), up to a maximum of 1.00% of the Liquidated Damages Multiplier per 30-day period.

In certain circumstances, the holders of Class B Preferred Units will have piggyback registration rights as described in the Registration Rights Agreement.

   The foregoing description of the Class B Preferred Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to such document, which is filed as Exhibit 4.1 hereto and incorporated herein by reference.

Item 2.01Completion of Acquisition or Disposition of Assets.

On October 14, 2015, the Partnership consummated the acquisition of the midstream assets from the Seller as contemplated by that certain Purchase and Sale Agreement dated September 25, 2015 (the “Purchase Agreement”) among the Partnership, Sanchez Energy and the Seller, pursuant to which the Partnership acquired all of the Seller’s issued and outstanding membership interests in Catarina Midstream, LLC.   The assets owned by Catarina Midstream, LLC consist of equipment, pipelines, tanks, tangible personal property and associated assets and interests used for the gathering, transportation and plant separation of hydrocarbons from certain wells owned and operated by Seller and its affiliates located in Dimmit County and Webb County, Texas.  In addition, the assets consist of 105,263 Common Units, which were previously issued to SEP Holdings III, LLC, a wholly-owned subsidiary of Sanchez Energy, in March 2015.  The Partnership paid aggregate cash consideration, before any adjustments, of approximately $345.8 million to the Seller in connection with the acquisition, which purchase price was determined through arm’s length negotiations between the general partner of the Partnership and Sanchez Energy, including independent committees of both entities.  Antonio R. Sanchez, III, is the Sanchez Energy’s Chief Executive Officer and is a member of the board of directors of both Sanchez Energy and of the general partner of the Partnership.  Sanchez Oil and Gas Corporation (“SOG”) is a private company that provides certain services to both Sanchez Energy and the Partnership.  Antonio R. Sanchez, Jr., the father of Antonio R. Sanchez, III, is a member of the board of directors of Sanchez Energy and both are officers and directors of SOG.  Patricio D. Sanchez, the son of Antonio R. Sanchez, Jr. and brother of Antonio R. Sanchez, III, is an officer of SOG and an officer and director of the general partner of the Partnership.  Eduardo A. Sanchez, the son of Antonio R. Sanchez, Jr. and brother of Antonio R. Sanchez, III and Patricio D. Sanchez, is Sanchez Energy’s President and a director of the general partner of the Partnership.  Antonio R. Sanchez, Jr., Antonio R. Sanchez, III, Patricio D. Sanchez and Eduardo A. Sanchez all directly or indirectly own certain equity interests in Sanchez Energy, the Partnership and SOG.

The Partnership has determined that the acquisition described in this Item 2.01 does not constitute the purchase of a “business” within the meaning of Rule 11-01(d) of Regulation S-X and therefore, no financial statements, including pro forma financial information, are required to be filed in connection with the acquisition.

Item 2.03Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 14, 2015, the Partnership, as borrower, entered into a Joinder, Assignment and Second Amendment to Third Amended and Restated Credit Agreement with Royal Bank of Canada, as administrative agent and collateral agent and the lenders party thereto (the “Amended Credit Agreement”), providing for a reserve-based credit facility with a maximum commitment of $500,000,000 and a maturity date of March 31, 2020.

Borrowings under the Amended Credit Agreement are secured by various mortgages of oil and natural gas properties that the Partnership and certain of its subsidiaries own as well as various security and pledge agreements among the Partnership and certain of its subsidiaries and the administrative agent.

The amount available for borrowing at any one time under the Amended Credit Agreement is limited to the borrowing base for the Partnership’s oil and natural gas properties and the Partnership’s midstream assets.  Borrowings under the Amended Credit Agreement are available for direct investment in oil and gas properties, acquisitions, and working capital and general business purposes.  The Amended Credit Agreement has a sub-limit of $15,000,000 which may be used for the issuance of letters of credit.  The initial borrowing base under the Amended Credit Agreement is $200,000,000.  The borrowing base for the credit available for the upstream oil and gas properties is re-determined semi-annually in the second and fourth quarters of the year, and may be re-determined at the Partnership’s request more frequently and by the lenders, in their sole discretion, based on reserve reports as prepared by petroleum engineers, using, among other things, the oil and natural gas pricing prevailing at such time.  The borrowing base for the credit available for the Partnership’s midstream properties is equal to the rolling four quarter EBITDA of the Partnership’s midstream operations multiplied by 5.0 initially, 4.75 for the second full quarter after the acquisition of the gathering system and 4.5 thereafter.  Outstanding borrowings in excess of the Partnership’s borrowing base must be repaid or the Partnership must pledge other oil and natural gas properties as additional collateral.  The Partnership may elect to pay any borrowing base deficiency in three equal monthly installments such that the deficiency is eliminated in a period of three months.  Any increase in the Partnership’s borrowing base must be approved by all of the lenders.

At the Partnership’s election, interest for borrowings under the Amended Credit Agreement are determined by reference to (i) the London interbank rate (“LIBOR”) plus an applicable margin between 1.75% and 2.75% per annum based on utilization or (ii) a domestic bank rate (“ABR”) plus an applicable margin between 0.75% and 1.75% per annum based on utilization plus (iii) a commitment fee between 0.375% and 0.500% per annum based on the unutilized borrowing base.  Interest on the borrowings for ABR loans and the commitment fee are generally payable quarterly.  Interest on the borrowings for LIBOR loans are generally payable at the applicable maturity date.

The Amended Credit Agreement contains various covenants that limit, among other things, the Partnership’s ability and certain of its subsidiaries’ ability to incur certain indebtedness, grant certain liens, merge or consolidate, sell all or substantially all of the Partnership’s assets, make certain loans, acquisitions, capital expenditures and investments, and pay distributions.

   In addition, the Partnership is required to maintain the following financial covenants:

•	current assets to current liabilities of at least 1.0 to 1.0 at all times;
•

senior secured net debt to consolidated adjusted EBITDA for the last twelve months, as of the last day of any fiscal quarter, of not greater than 4.5 to 1.0 if the adjusted EBITDA of the Partnership’s midstream operations equals or exceeds one-third of total Adjusted EBITDA or 4.0 to 1.0 if the adjusted EBITDA of the Partnership’s midstream operations is less than one-third of total adjusted EBITDA; and

•	minimum interest coverage ratio of at least 2.5 to 1.0 if the adjusted EBITDA of the Partnership’s midstream operations is greater than one-third of the Partnership’s total adjusted EBITDA.

 The Amended Credit Agreement also includes customary events of default, including events of default relating to non-payment of principal, interest or fees, inaccuracy of representations and warranties when made or when deemed made, violation of covenants, cross-defaults, bankruptcy and insolvency events, certain unsatisfied judgments, loan documents not being valid and a change in control. A change in control is generally defined as the occurrence of one of the following events:  (i) the Partnership’s existing General Partner ceases to be the sole general partner of the Partnership or (ii) certain specified persons shall cease to own more than 50% of the equity interests of the General Partner or shall cease to control such General Partner. If an event of default occurs, the lenders will be able to accelerate the maturity of the Credit Agreement and exercise other rights and remedies.

The Amended Credit Agreement limits the Partnership’s ability to pay distributions to unitholders. The Partnership has the ability to pay distributions to unitholders from available cash, including cash from borrowings under the Amended Credit Agreement, as long as no event of default exists and provided that no distributions to unitholders may be made if the borrowings outstanding, net of available cash, under the Amended Credit Agreement exceed 90% of the borrowing base, after giving effect to the proposed distribution. The Partnership’s available cash is reduced by any cash reserves established by the board of directors of the General Partner for the proper conduct of the Partnership’s business and the payment of fees and expenses.

 The foregoing description of the Amended Credit Agreement does not purport to be complete and is qualified in its entirety by reference to such document, which is filed as Exhibit 10.3 hereto and incorporated herein by reference.

Item 3.02Unregistered Sales of Equity Securities.

On October 14, 2015, pursuant to that certain Class B Preferred Unit Purchase Agreement dated September 25, 2015 (the “Preferred Unit Purchase Agreement”) between the Partnership and the purchaser named on Schedule A thereto (the “Purchaser”), the Partnership sold and the Purchaser purchased 19,444,445 of the Partnership’s newly created Class B Preferred Units (the “Class B Preferred Units”) in a privately negotiated transaction (the “Private Placement”) for an aggregate cash purchase price of $18.00 per Class B Preferred Units, which resulted in gross proceeds to the Partnership of $350,000,010.  The Partnership used the net proceeds to pay a portion of the consideration under the Purchase Agreement, along with the payment to the Purchaser of a fee equal to 2.25% of the consideration paid for the Class B Preferred Units.

The issuance of the Class B Preferred Units pursuant to the Preferred Unit Purchase Agreement was made in reliance upon an exemption from the registration requirements of the Securities Act pursuant to Section 4(a)(2) thereof.  The Preferred Unit Purchase Agreement contains customary representations and warranties by the Partnership and the Purchaser, and the parties have agreed to indemnify each other for losses resulting from the other party’s breach of any representations, warranties or covenants.

Item 5.02.Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Board Representation and Standstill Agreement, on October 14, 2015, Jack Howell and Luke Taylor were designated as directors of the Board of the General Partner by the Purchaser.  Such directors have waived their right to receive any compensation in connection with their service on the Board, other than reimbursement of out-of-pocket expenses.

Item 5.03Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Partnership Agreement

On October 14, 2015, in connection with the Private Placement, the General Partner entered into the Second Amended and Restated Agreement of Limited Partnership of the Partnership (the “Amended Partnership Agreement”) to set forth the terms of the Class B Preferred Units.

Distributions

Under the terms of the Amended Partnership Agreement, commencing with the quarter ending on September 30, 2015, the Class B Preferred Units will receive a quarterly distribution of, at the election of the Board, 10.0% per annum if paid in full in cash or 12.0% per annum if paid in part cash (8.0% per annum) and in part paid-in-kind units (4.0% per annum).  In the event the Partnership does not raise at least $75,000,000 through the issuance of additional Common Units prior to September 30, 2016 (with the conversion of the Class A Preferred Units of the Partnership counting toward such amount) or if any Class A Preferred Units remain outstanding after March 31, 2016, the cash portion of the distribution rate will increase by 4.0% per annum until consummation of such issuance or conversion, as applicable.  Distributions are to be paid on or about the last day of each of February, May, August and November after the end of each quarter.

Voting

The Class B Preferred Units will have the same voting rights as the holders of the Common Units and shall vote together as a single class with the Common Units.

Conversion

The holders of Class B Preferred Units have the right at any time to request conversion in whole or in part of their Class B Preferred Units at the Conversion Rate, subject to the requirement to convert a minimum of $17,500,000 of Class B Preferred Units.  The “Conversion Rate” is equal to the quotient of (i) the aggregate purchase price for the Class B Preferred Units plus accrued and unpaid distributions thereon, divided by (ii) the lesser of (a) the purchase price for the Class B Preferred Units and (b) the volume weighted average price for which Common Units are issued by the Partnership during the period beginning on the Private Placement closing date and ending on the date on which the Partnership has issued Common Units (other than issuances pursuant to the Partnership’s Long-Term Incentive Plan) in exchange for cash in an aggregate amount equal to at least $75 million.

Redemption

The Partnership has the right to redeem the Class B Preferred Units as follows:

•

from January 1, 2018 through December 31, 2018, the Partnership can redeem 33.33% of the Class B Preferred Units at the greater of the current market price of the Common Units and 130% of the purchase price of the Class B Preferred Units plus accrued distributions;

•

from January 1, 2019 through December 31, 2019, the Partnership can redeem 66.67% of the Class B Preferred Units (less any Class B Preferred Units previously redeemed) at the greater of the current market price of the Common Units and 120% of the purchase price of the Class B Preferred Units plus accrued distributions;

•

from January 1, 2020 through December 31, 2020, the Partnership can redeem 100% of the Class B Preferred Units at the greater of the current market price of the Common Units and 110% of the purchase price of the Class B Preferred Units plus accrued distributions; and

•

from January 1, 2021 through December 31, 2021, the Partnership can redeem 100% of the Class B Preferred Units at the greater of the current market price of the Common Units and the purchase price of the Class B Preferred Units plus accrued distributions.

Subject to the foregoing limitations, if all Class B Preferred Units are not redeemed by December 31, 2021, then the Partnership is restricted from making cash distributions on any other units until the Class B Preferred Units are redeemed in full as a result of a monthly sweep of adjusted available cash.

The foregoing description of the Amended Partnership Agreement does not purport to be complete and is qualified in its entirety by reference to such document, which is filed as Exhibit 3.1 hereto and incorporated herein by reference

Amendment to LLC Agreement

On October 14, 2015, in connection with the Board Representation Agreement described in Item 1.01 above, SP Holdings, LLC, as the sole member of the General Partner, entered into Amendment No. 2 to the General Partner’s Limited Liability Company Agreement (the “LLC Agreement Amendment”) to provide for the Purchaser’s right to designate members of the Board and to provide certain consent rights by such designees regarding, among other matters, certain indebtedness incurred by the Partnership or a change in control of the Partnership or the General Partner.

The foregoing description of the LLC Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to such document, which is filed as Exhibit 3.2 hereto and incorporated herein by reference

Item 8.01Other Events.

On October 14, 2015, the Partnership issued a press release relating to the transactions described in this Form 8-K.  A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

In connection with consummating the transactions contemplated by the Purchase Agreement, the Partnership is updating its risk factors, as set forth in Exhibit 99.2 attached hereto and incorporated herein by reference.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

3.1	Second Amended and Restated Agreement of Limited Partnership of Sanchez Production Partners LP
3.2	Amendment No. 2 to Limited Liability Company Agreement of Sanchez Production Partners GP LLC
4.1	Registration Rights Agreement, dated as of October 14, 2015, between Sanchez Production Partners LP and the purchaser named therein
10.1	Firm Gathering and Processing Agreement, dated as of October 14, 2015, by and between Catarina Midstream, LLC and SN Catarina, LLC*
10.2	Board Representation and Standstill Agreement, dated as of October 14, 2015, between Sanchez Production Partners LP and the purchaser named therein
10.3

Joinder, Assignment and Second Amendment to Third Amended and Restated Credit Agreement, dated as of October 14, 2015, among Sanchez Production Partners LP, Royal Bank of Canada, as administrative agent and collateral agent, and the lenders party thereto

99.1	Press Release, dated October 14, 2015
99.2	Risk Factors

*

The exhibits and schedules to the Purchase and Sale Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Partnership will furnish copies of such omitted exhibits and schedules to the Securities and Exchange Commission upon request. Descriptions of such exhibits and schedules are set forth on page iii of the Purchase and Sale Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANCHEZ PRODUCTION PARTNERS LP By: Sanchez Production Partners GP LLC, its general partner

Date: October 14, 2015	By:	/s/ Charles C. Ward
Charles C. Ward Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Second Amended and Restated Agreement of Limited Partnership of Sanchez Production Partners LP
3.2	Amendment No. 2 to Limited Liability Company Agreement of Sanchez Production Partners GP LLC
4.1	Registration Rights Agreement, dated as of October 14, 2015, between Sanchez Production Partners LP and the purchaser named therein
10.1	Firm Gathering and Processing Agreement, dated as of October 14, 2015, by and between Catarina Midstream, LLC and SN Catarina, LLC*
10.2	Board Representation and Standstill Agreement, dated as of October 14, 2015, between Sanchez Production Partners LP and the purchaser named therein
10.3

Joinder, Assignment and Second Amendment to Third Amended and Restated Credit Agreement, dated as of October 14, 2015, among Sanchez Production Partners LP, Royal Bank of Canada, as administrative agent and collateral agent, and the lenders party thereto

99.1	Press Release, dated October 14, 2015
99.2	Risk Factors
*

The exhibits and schedules to the Purchase and Sale Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Partnership will furnish copies of such omitted exhibits and schedules to the Securities and Exchange Commission upon request. Descriptions of such exhibits and schedules are set forth on page iii of the Purchase and Sale Agreement.